Exhibit 99.1

HSR Waiting Period for Web.com’s Acquisition of Network Solutions Expires;
Special Meeting of Stockholders Set for Tuesday, October 25, 2011

JACKSONVILLE, FL – September 13, 2011 – Web.com Group, Inc. (Nasdaq: WWWW) a leading provider of internet services and online marketing solutions for small businesses, today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR, for Web.com’s previously announced acquisition of privately-held Network Solutions has expired. Expiration of the HSR waiting period satisfies one of the conditions to the closing of the acquisition as specified in the Purchase Agreement, dated August 3, 2011, between Web.com Group, Inc. and Net Sol Holdings, LLC, which owns Network Solutions.

In addition, Web.com announced that the special stockholders meeting to approve the issuance of shares as outlined in the Purchase Agreement will be held on Tuesday, October 25, 2011 at 3:30 p.m. Eastern Time at the Web.com Corporate Offices, located at 12808 Gran Bay Parkway West, Jacksonville, FL 32258. Holders of record of Web.com common shares at the close of business on Monday, September 12, 2011, the record date for the special meeting, are entitled to vote at the special meeting.

The closing of the acquisition is subject to stockholder approval and satisfaction of certain other closing conditions set forth in the Purchase Agreement and described in the definitive proxy statement, which the Company anticipates filing with the Securities and Exchange Commission and distributing to stockholders next week. Morrow & Co. will act as proxy solicitor.

About Web.com
Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of internet services and online marketing solutions for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, email marketing, social media, general contractor leads, franchise and homeowner association websites, shopping cart software, eCommerce website design and call center services. For more information on the company, please visit http://www.web.com or call 1-800-GETSITE (1-800-438-7483).

Additional Information
In connection with the proposed transaction, Web.com has filed a preliminary proxy statement and will be filing a definitive proxy statement with the SEC. Investors and security holders are urged to read the preliminary proxy statement and the definitive proxy statement when it becomes available because such documents contain, and will contain, important information about the proposed transaction.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Investor Relations at (904) 680-6909.  Investors and security holders may obtain free copies of the documents filed with the SEC on Web.com’s website at http://ir.web.com.

Web.com and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Web.com in connection with the proposed transaction.  Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement described above.  Additional information regarding the directors and executive officers of Web.com is also included in Web.com’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2011.  These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Web.com as described above.

Exhibit 99.1

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Contact:
Susan Datz Edelman
Web.com (Nasdaq: WWWW)
Director, Investor Relations and Corporate Communications
(904) 680-6909
sedelman@web.com